Exhibit n.6
Consent of Independent Valuation Firm
We hereby consent to be named as the source of the information relating to the valuation of the portfolio of debt investments to be purchased by GSC Investment Corp. and to the reference to us under the headings “Prospectus Summary—Initial Investment” and “Business—Prospective Investments—The Portfolio” of this Registration Statement No. 333-138051 on Form N-2.
/s/ Stuart C. Gruskin
Senior Vice President
Valuation Research Corporation
New York, New York
February 6, 2007